Exhibit 10.35
AMENDMENT NO. 3 TO STOCKHOLDERS AGREEMENT
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
This Amendment No. 3 (“Amendment”), dated March 10, 2011, to the Stockholders Agreement dated as of November 23, 2005, as amended by Amendment No. 1 to the Stockholders Agreement dated April 22, 2008 and Amendment No. 2 to the Stockholders Agreement dated March 2, 2010 (collectively, the “Agreement”) is entered into by and among SS&C Technologies Holdings, Inc., a Delaware corporation (formerly known as Sunshine Acquisition Corporation) (the “Company”), Carlyle Partners IV, L.P., a Delaware limited partnership (“CP IV”), CP IV Coinvestment, L.P., a Delaware limited partnership (“Coinvestment”, and, together with CP IV, the “Initial Carlyle Stockholders”), and William C. Stone, an individual (“Executive”). Certain capitalized terms used herein without definition have the meanings ascribed to them in the Agreement (as amended hereby).
RECITALS:
WHEREAS, the Company, the Initial Carlyle Stockholders and Executive desire to amend the Agreement in accordance with the terms of this Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. Amendments.
(a) Effective as of the date hereof, Section 7(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Nomination. The Company and the Stockholders shall take such action as may be required under applicable law to cause the Board to consist of eight (8) Directors. The Stockholders and the Company agree that (i) the Carlyle Stockholders shall collectively be entitled to nominate for election to the Board four (4) Directors (the “Carlyle Designees”); (ii) the Chief Executive Stockholders shall collectively be entitled to nominate for election to the Board two (2) Directors (the “Executive Designees”), one of whom shall be Executive for so long as Executive is the Chief Executive Officer of the Company; and (iii) the Carlyle Stockholders and the Chief Executive Stockholders shall collectively be entitled to nominate for election to the Board two (2) Directors (the “Stockholders Designees”); provided, however, that (A) the number of Carlyle Designees shall be reduced to (x) three (3) Directors at such time as the Carlyle Stockholders hold less than 40% of the then-outstanding shares of Common Stock, (y) two (2) Directors at such time as the Carlyle Stockholders hold less than 30% of the then-outstanding shares of Common Stock and (z) one (1) Director at such time as the Carlyle Stockholders hold less than 15% of the then-outstanding shares of Common Stock and (B) the number of Executive Designees shall be reduced to one (1) at such time as Executive holds less than 15% of the then-outstanding shares of Common Stock. So long as the Carlyle Stockholders shall be entitled to nominate directors for election to the Board pursuant to this Section 7(a), CP IV shall be entitled to designate at least one of the Carlyle Designees. At the option of the Carlyle Stockholders, the Carlyle Stockholders may, by written notice to the Company, designate the Carlyle Stockholder(s) that have the right to nominate the individual Carlyle Designees. For so long as Executive serves as a member of the Board, Executive shall be a member of any Executive Committee of the Board.”

Section 2. Miscellaneous.
(a) Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Parties under the Agreement or any agreement or instrument referred to therein, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any agreement or instrument referred to therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. On and after the date hereof, any reference to the Agreement in any agreement or instrument referred to therein shall mean the Agreement as modified hereby.
(b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).
(c) Interpretation. The headings of the Sections contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Amendment.
(d) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
(e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

SS&C TECHNOLOGIES HOLDINGS, INC.

By:		/s/ Patrick J. Pedonti

Name: Patrick J. Pedonti Title: Senior Vice President and Chief Financial Officer

CARLYLE PARTNERS IV, L.P.,
a Delaware limited partnership

By: TC Group IV, L.P., its General Partner

By: TC Group IV Managing GP, L.L.C., its General Partner

By: TC Group, L.L.C., its Managing Member

By: TCG Holdings, L.L.C., its Managing Member

	By:	/s/ Claudius E. Watts, IV

Name: Claudius E. Watts, IV
Title: Managing Director

CP IV COINVESTMENT, L.P.,
a Delaware limited partnership

By: TC Group IV, L.P., its General Partner

By: TC Group IV Managing GP, L.L.C., its General Partner

By: TC Group, L.L.C., its Managing Member

By: TCG Holdings, L.L.C., its Managing Member

	By:	Claudius E. Watts, IV

Name: Claudius E. Watts, IV
Title: Managing Director

By:		/s/ William C. Stone

William C. Stone
[Signature Page to Amendment No. 3 to Stockholders Agreement]